                                                  Exhibit 10(d)














                        AEP SYSTEM INTERIM ALLOWANCE AGREEMENT

                                     BY AND AMONG

                              APPALACHIAN POWER COMPANY

                           COLUMBUS SOUTHERN POWER COMPANY

                            INDIANA MICHIGAN POWER COMPANY

                                KENTUCKY POWER COMPANY

                                  OHIO POWER COMPANY

                                       AND WITH

                     AMERICAN ELECTRIC POWER SERVICE CORPORATION

                                       AS AGENT

                                Dated:  JULY 28, 1994









                                       CONTENTS





          PREAMBLE. . . . . . . . . . . . . . . . . . . . . . . . . . .  1

            ARTICLE  1 -      Definitions. . . . . . . . . . . . . . . . 4

            ARTICLE  2  -     Emission Allowance Management. . . . . . . 9

            ARTICLE  3  -     Agent's Responsibilities . . . . . . . . .10

            ARTICLE  4  -     Settlements. . . . . . . . . . . . . . . .11

            ARTICLE  5  -     Billings and Payments. . . . . . . . . . .15

            ARTICLE  6  -     Taxes. . . . . . . . . . . . . . . . . . .15

            ARTICLE  7  -     Modifications. . . . . . . . . . . . . . .16

            ARTICLE  8  -     Effective Date and Terms of this Agreement.16

            ARTICLE  9 -      Regulatory Authorities . . . . . . . . . . 17

            ARTICLE 10 -      Assignment . . . . . . . . . . . . . . . . 17





                  0.1    THIS AGREEMENT,  made and  entered into as  of the

          28th day of  July, 1994  by and among  APPALACHIAN POWER  COMPANY

          (APCo), a Virginia  corporation, COLUMBUS SOUTHERN POWER  COMPANY

          (CSP), an Ohio corporation, INDIANA MICHIGAN POWER COMPANY (I&M),

          an Indiana corporation, KENTUCKY POWER COMPANY (KPCo), a Kentucky corporation, OHIO POWER COMPANY (OPCo), an Ohio corporation, said companies  (herein sometimes  called 'Members'  when  referred to collectively and  'Member' when  referred to  individually) being affiliated companies  of the  integrated public  utility electric system  known as  the American Electric  Power System  (AEP), and

          AMERICAN ELECTRIC  POWER SERVICE CORPORATION (Agent),  a New York

          corporation,  being  a  service  company engaged  solely  in  the business  of  furnishing  essential  services  to  the  aforesaid companies and the other affiliated companies.





                                 W I T N E S S E T H

                                       T H A T:

                  0.2    WHEREAS,  the Members  own  and  operate  electric

          facilities in the states herein  indicated, (i) APCo in Virginia,

          West  Virginia  and Tennessee,  (ii) CSP  in  Ohio, (iii)  I&M in

          Indiana and Michigan, (iv) KPCo in Kentucky, and (v) OPCo in Ohio

          and West Virginia; and

                  0.3    WHEREAS,   the  Members   have  entered   into  an

          Interconnection Agreement, dated July 6, 1951, with modifications thereto,  which provides for  certain understandings, conditions,







          and  procedures  designed  to   achieve  the  full  benefits  and

          advantages   available  through  the   coordinated  planning  and

          operation of their electric power supply facilities; and

                  0.4    WHEREAS,  Congress in  1990 enacted  amendments to

          the  Clean  Air  Act, including  Title  IV,  104  Stat. 2584,  42

          U.S.C.A. Section 7651,  et seq.   ("the 1990  Amendments") which

          limit emissions of sulfur dioxide (SO2) by electric utilities; and

                  0.5    WHEREAS, under the 1990 Amendments,  compliance is

          to be achieved in two stages  -- Phase I, which begins January 1,

          1995 and Phase II which begins January 1, 2000; and reductions in sulfur dioxide emissions are to be effected  by a system in which a limited number of "emission allowances" have been  allocated by the  United  States  Environmental  Protection  Agency  (EPA)  to

          individual utility generating units; and

                  0.6    WHEREAS,   twenty-one   (21)   of   the   Members'

          generating units have been  designated by the 1990  Amendments as

          Phase  I  affected units,  and  fifty-one  (51)  of the  Members'

          generating units have been designated as Phase II affected units,

          and  as such, have been  awarded emission allowances  by the EPA;

          and

                  0.7    WHEREAS,  the   Members  may  have   ownership  or

          entitlement  to  emission   allowances  through  several   means,

          including: (i)  EPA-AWARDED ALLOWANCES  based on  emission levels experienced during a base-line  period, (ii) EPA bonus allowances awarded for various compliance strategies, primarily  through the

          installation  of   FGD  systems,   and  (iii)  the   purchase  of







          allowances.  Generally, Members are permitted to emit SO2 only to the extent they have allowances to cover such emissions.

                  0.8    WHEREAS, compliance  with the 1990  Amendments has

          been and  will  continue  to be  planned  by the  Members  on  an integrated and coordinated basis, consistent with the  integrated and coordinated  planning and operation of  the Members' electric systems; and

                  0.9    WHEREAS,  the  Members  desire  to  arrive  at  an

          equitable  methodology  of  allocating  emission  allowances  and associated costs and benefits between and among the Members; and

                  0.10   WHEREAS, the  Members,  with input  from  affected

          state  regulatory agencies,  are  considering alternatives  for a permanent allowance agreement,  but recognize the need to have in place,  by  the  beginning  of  Phase  I,  an  interim  allowance agreement; and

                  0.11   WHEREAS,  the  Members believe  that  an agreement

          which provides for  an equitable assignment of cost  and benefits among  the  Members can  best be  realized  if administered  by a single clearing agent; and

                  0.12   WHEREAS,  the  Members  believe  that   the  Agent

          designated  herein for such purpose is  qualified to perform such services;

                  0.13   NOW,  THEREFORE, in consideration  of the premises

          and of the mutual covenants and agreements hereinafter contained,

          the parties hereto, hereby agree as follows:









                                       ARTICLE 1

                                      DEFINITIONS



                  1.1    The  following terms  and factors  associated with

          settlements under this Agreement  are defined in alphabetic order as follows:

                  1.2    CONTINGENCY BANK -- a  minimum reserve  of approx-

          imately  100,000 allowances  in excess  of projected  consumption held  by the Members to assure that sufficient allowances will be available  for compliance  with  the 1990  Amendments each  year.

          Agent shall have authority to adjust the level of the CONTINGENCY

          BANK as  needed.   A Member's share  of the  CONTINGENCY BANK  is

          determined by  its level of EPA-AWARDED  ALLOWANCES in proportion to the total for all Members.

                  1.3    DELIVERING MEMBER -- a Member which  sells PRIMARY

          ENERGY and/or ECONOMY ENERGY to the POOL.

                  1.4    ECONOMY ENERGY -- electric energy delivered to the

          POOL from the MEMBER  PRIMARY CAPACITY of a particular  Member to

          displace  energy  that  otherwise   would  be  supplied  by  less

          efficient MEMBER PRIMARY  CAPACITY of another Member  to meet its

          MEMBER LOAD OBLIGATION.

                  1.5    EPA-AWARDED  ALLOWANCES -- the  allowances awarded

          to each generating  unit by the EPA as  defined in Section 404(a)

          of the 1990 Amendments.

                  1.6    FERC -- the  Federal Energy  Regulatory Commission

          or any successor agency.







                  1.7    GAVIN BONUS ALLOWANCES -- 184.7, 184.0, 44.6, 44.6

          and 44.6 thousand allowances,  excluding transfer allowances, for the years 1995, 1996, 1997, 1998 and 1999,  respectively, awarded by  the EPA to OPCo's  Gavin Plant pursuant  to Section 404(d) of the 1990 Amendments.

                  1.8    GAVIN  EPA-AWARDED   ALLOWANCES -- the  allowances

          awarded to  the Gavin Plant by the EPA pursuant to Section 404(a)

          of the 1990 Amendments.

                  1.9    GAVIN  SCRUBBER  SO2  REDUCTION -- the  difference

          between actual SO2 emissions at OPCo's Gavin Plant operating with scrubbers and GAVIN UNCONTROLLED EMISSIONS for a given year.

                  1.10   GAVIN   UNCONTROLLED   EMISSIONS -- an   estimated

          amount  of SO2  emissions  that would  result from  operating the

          Gavin   Plant  without   scrubbers.     The  estimate   of  GAVIN

          UNCONTROLLED  EMISSIONS is  calculated by  dividing the  scrubbed

          Gavin  SO2  EMISSIONS  by (1.00  minus  the  scrubber SO2  removal efficiency rate).

                  1.11   INTERCONNECTION  AGREEMENT -- the  Interconnection

          Agreement among the Members dated July 6, 1951, as amended.

                  1.12   MEMBER  AFFECTED  UNITS -- a  Member's  generating

          units  that   are  required   to  meet  the   emission  standards

          established by the 1990 Amendments.

                  1.13   MEMBER CAPACITY DEFICIT FACTOR -- for  any Member,

          the  average for the calendar year of its MEMBER PRIMARY CAPACITY

          DEFICIT divided by the sum of all members' average MEMBER PRIMARY

          CAPACITY DEFICITS.







                  1.14   MEMBER DEMAND -- MEMBER LOAD OBLIGATION determined

          on a clock-hour integrated kilowatt basis.

                  1.15   MEMBER GENERATION -- the  total of a  Member's net

          generation from its MEMBER PRIMARY CAPACITY.

                  1.16   MEMBER LOAD OBLIGATION -- a Member's internal load

          plus  any firm power sales to Foreign Companies and to affiliated companies other than Members.

                  1.17   MEMBER LOAD  RATIO -- the  ratio of  a  particular

          Member's  MEMBER MAXIMUM DEMAND in effect for a calendar month to the sum  of the  five MEMBER MAXIMUM  DEMANDS in effect  for such month.

                  1.18   MEMBER MAXIMUM DEMAND -- the MEMBER MAXIMUM DEMAND

          in  effect for a calendar month for  a particular Member shall be equal  to the maximum  MEMBER DEMAND  experienced by  said Member during the twelve consecutive calendar months next preceding such calendar month.

                  1.19   MEMBER PRIMARY  CAPACITY -- the aggregate capacity

          of  the  electric  power  sources  of  a  particular  Member,  in kilowatts,  that is  normally expected to  be available  to carry

          load.   Such capacity shall include (i) the capacity installed at

          the generating stations owned by the Member and (ii) the capacity available  to  that Member  through  interconnection arrangements with affiliated companies or Foreign Companies.

                  1.20   MEMBER   PRIMARY  CAPACITY   DEFICIT -- difference

          between the  MEMBER PRIMARY CAPACITY and  MEMBER PRIMARY CAPACITY

          RESERVATION  of a  particular  Member, when  such MEMBER  PRIMARY







          CAPACITY is less than such MEMBER PRIMARY CAPACITY RESERVATION.

                  1.21   MEMBER  PRIMARY   CAPACITY  RESERVATION  -- SYSTEM

          PRIMARY  CAPACITY  multiplied  by  the  MEMBER  LOAD  RATIO of  a particular Member.

                  1.22   OPCo   CAPACITY  SURPLUS   FACTOR -- the  weighted

          average for  the calendar year of (OPCo's MEMBER PRIMARY CAPACITY minus  OPCo's  MEMBER  PRIMARY CAPACITY  RESERVATION)  divided by

          OPCo's MEMBER PRIMARY CAPACITY.

                  1.23   OVER-COMPLIANCE -- the amount by which  a Member's

          SO2 EMISSIONS  are less than its  EPA-AWARDED ALLOWANCES  for the current year; provided, however, that in determining OPCo's OVER-

          COMPLIANCE,  its emissions shall be deemed to include, in lieu of actual emissions from  the Gavin Plant, 50% of GAVIN UNCONTROLLED

          EMISSIONS, and its allowances shall be deemed to include, in lieu of actual  GAVIN EPA-AWARDED ALLOWANCES,  only 50% of  GAVIN EPA-

          AWARDED ALLOWANCES.

                  1.24   POOL -- electric energy delivered  by one  Member,

          from  its MEMBER  PRIMARY CAPACITY,  to another  Member shall  be considered  to  be energy  delivered to  the  POOL by  the former

          Member and delivered from the POOL by the latter Member.

                  1.25   POWER  SALES  TO  FOREIGN   COMPANIES -- sales  of

          electric  power and energy to Foreign Companies, made by a Member on behalf of the System, where the revenue and cost of such sales are allocated  to the Members  in proportion to  their respective

          MEMBER LOAD RATIOS.

                  1.26   PRIMARY AND ECONOMY  ENERGY RECEIPT  FACTOR -- the







          ratio  of  PRIMARY  ENERGY  and  ECONOMY  ENERGY  receipts  by  a receiving Member from a  DELIVERING MEMBER to the total  sales of

          PRIMARY ENERGY and ECONOMY ENERGY by the DELIVERING MEMBER.

                  1.27   PRIMARY  AND  ECONOMY ENERGY  SUPPLY FACTOR -- the

          sum of the Member's PRIMARY ENERGY and  ECONOMY ENERGY deliveries divided by the MEMBER'S GENERATION.

                  1.28   PRIMARY ENERGY -- electric energy delivered to the

          POOL from the MEMBER  PRIMARY CAPACITY of a particular  Member to meet another Member's deficiency in capacity.

                  1.29   RECEIVING  MEMBER -- a  Member which  buys PRIMARY

          ENERGY and/or ECONOMY ENERGY from the POOL.

                  1.30   SO2  EMISSIONS -- the  total of  the  Member's  SO2

          EMISSIONS from the MEMBER'S AFFECTED UNITS.

                  1.31   SURPLUS  ALLOWANCES -- the  excess  of a  Member's

          current year EPA-AWARDED  ALLOWANCES, plus allowances transferred to  the Member  pursuant to  Sections 4.1,  4.2 and  4.3 of  this

          Agreement, over  the Member's annual SO2 EMISSIONS  and its share of the CONTINGENCY BANK.

                  1.32   SYSTEM  COST  OF  COMPLIANCE -- for calendar  year

          1995 is $115.43/ton of SO2.  For each subsequent year, the SYSTEM

          COST OF COMPLIANCE shall be $115.43/ton of SO2 escalated annually at a rate of 10.56%.

                  1.33   SYSTEM  PRIMARY CAPACITY -- the sum  of the MEMBER

          PRIMARY CAPACITY of all the Members.

                  1.34   UNDER-COMPLIANCE -- the amount by which a Member's

          SO2 EMISSIONS are greater than its EPA-AWARDED ALLOWANCES for the







          current  year;  provided,  however, that  in  determining  OPCo's

          UNDER-COMPLIANCE, its  emissions shall  be deemed to  include, in lieu  of  actual emissions  from the  Gavin  Plant, 50%  of GAVIN

          UNCONTROLLED  EMISSIONS, and  its allowances  shall be  deemed to include, in lieu of actual GAVIN EPA-AWARDED ALLOWANCES, only 50%

          of GAVIN EPA-AWARDED ALLOWANCES.



                                      ARTICLE 2

                            EMISSION ALLOWANCE MANAGEMENT



                  2.1    In determining the transfer of costs  and benefits

          related to emission allowances among Members, settlements for the following transactions will be governed by this Agreement:  1) an annual  reallocation of  Gavin allowances,  described  in Section

          4.1,  2) an annual cash settlement for the transfer of allowances associated with  PRIMARY ENERGY and ECONOMY  ENERGY, described in

          Section 4.2,    3)  a  monthly  cash  settlement  for  allowances

          consumed  for  POWER SALES  TO  FOREIGN  COMPANIES, described  in

          Section 4.3,   4) an  annual transfer of  allowances for  current

          period  compliance, described in Section  4.4, and   5) an annual

          transfer of allowances for future period compliance, described in

          Section 4.5.

                  2.2    Participation  in  the   allowance  market   could

          involve either the sale or purchase of allowances to or from non-

          affiliated parties.  The ownership of any allowances purchased or the entitlement to the proceeds from any such sales of allowances







          are  not addressed by this interim agreement, but are intended to be  addressed in  a  subsequent allowance  agreement which  shall govern all  such transactions, whether occurring  before or after the  effective  date  of  such  subsequent  allowance  agreement.

          During  the interim period  pending resolution of  such issues in the subsequent  allowance agreement,  net proceeds from  any such sales and the  cost associated  with any such  purchases will  be deferred,  with  a  return accrued  at  the  AEP  System cost  of capital, on the  books of the  Member involved.  Nothing  in this agreement shall be deemed to affect or preempt the right of state regulatory commissions to prescribe accounting treatment  for the proceeds and costs associated with such transactions.

                  2.3    Agent shall have the authority to make any and all

          decisions  relating to  the use,  management, purchase,  sale and

          transfer of  emission allowances.   Except  as  provided in  this

          Agreement  or  any superseding  agreement,  no  other payment  or compensation  shall be  made between  or  among the  Members with respect to any such use, management, purchase, sale or transfer.



                                      ARTICLE 3

                               AGENT'S RESPONSIBILITIES

                  3.1    For the purpose of  carrying out the provisions of

          this Agreement, the Members hereby  delegate to Agent, and  Agent hereby  accepts,  the responsibility  of  administration  of this

          Agreement, and in furtherance thereof Agent hereby agrees:

                         3.11      To render to each Member as promptly  as







                  possible after the end of each month a statement  setting

                  forth  the  settlements  hereunder  for   such  preceding

                  calendar month, in such  detail and with such segregation

                  as  may be  needed  for accounting,  operating, or  other

                  proper purposes.

                         3.12      To   carry    out   allowance   transfer

                  settlements  under this  Agreement.   Settlement  for the

                  Gavin  Allowance Reallocation shall  be recorded annually

                  in December for each calendar year.

                         3.13      To carry out cash settlements under this

                  Agreement.   Monthly settlements by the  Members shall be

                  determined  for  POWER  SALES  TO  FOREIGN  COMPANIES and

                  annual  settlements, in  December of each  calendar year,

                  for allowance  transfers for  primary and economy  energy

                  transactions  and for  the  transfers  of allowances  for

                  current and future compliance  through an account (hereby

                  designated  and hereinafter  called the  SYSTEM ALLOWANCE

                  ACCOUNT) to  be administered  by Agent.   Payments  to or

                  from  such  account  shall be  made  to  or  by Agent  as

                  clearing agent of the  account.  The total amount  of the

                  payments  made by  the  Members to  the SYSTEM  ALLOWANCE

                  ACCOUNT  each month shall be equal to the total amount of

                  the payments  made from the SYSTEM  ALLOWANCE ACCOUNT for

                  the same period.



                                      ARTICLE 4







                                     SETTLEMENTS

                  4.1    GAVIN ALLOWANCE REALLOCATION - In December of 1995

          and  each  subsequent  calendar  year,  the  allowance  inventory accounts of the Members  will be adjusted to recognize  the Gavin

          Allowance Reallocation.  The number of Gavin allowances available for reallocation  is determined by multiplying  the OPCo CAPACITY

          SURPLUS FACTOR  by the sum of (i) GAVIN BONUS ALLOWANCES and (ii)

          50% of the sum of the  GAVIN EPA-AWARDED ALLOWANCES and the GAVIN

          SCRUBBER  SO2  REDUCTION.   The  Gavin  allowances  available for

          reallocation shall  be transferred, at zero cost,  to the Members having a MEMBER PRIMARY CAPACITY  DEFICIT.  Each deficit Member's share  of  the  Gavin  Allowance Reallocation  is  determined  by multiplying the  Gavin Allowances  to Reallocate by  the MEMBER'S

          CAPACITY DEFICIT FACTOR.

                  4.2    ALLOWANCE  TRANSFERS  ASSOCIATED WITH  PRIMARY AND

          ECONOMY  ENERGY  TRANSACTIONS -  In  December of  each  year, the

          DELIVERING  MEMBERS  shall  transfer  allowances  to  or  receive allowances from the RECEIVING MEMBERS, according to this Section.

          A  DELIVERING  MEMBER  shall  be transferred  allowances  from  a

          RECEIVING  MEMBER  if  the  DELIVERING MEMBER  is  in  an  UNDER-

          COMPLIANCE  position.    A   DELIVERING  MEMBER  shall   transfer

          allowances to a RECEIVING MEMBER if the  DELIVERING MEMBER  is in

          an OVER-COMPLIANCE position.   Members supplying allowances shall

          be compensated by the  Members receiving allowances based on  the

          supplying  Member's average  allowance inventory  cost.   For the

          year,  a Member may be  both a DELIVERING  MEMBER and a RECEIVING







          MEMBER.

                         4.21      In  December of each  year, the Member's

                  annual  OVER-COMPLIANCE  or  UNDER-COMPLIANCE   shall  be

                  determined.

                         4.22      The  PRIMARY  AND ECONOMY  ENERGY SUPPLY

                  FACTOR of  each DELIVERING MEMBER shall  be multiplied by

                  that  Member's over/(under)  compliance to  determine its

                  incremental   OVER-COMPLIANCE   or   incremental   UNDER-

                  COMPLIANCE  position.     The  incremental   over/(under)

                  compliance   position  represents  the  total  number  of

                  allowances  to be  transferred  from or  received by  the

                  DELIVERING MEMBER.

                         4.23      If the DELIVERING MEMBER is in an UNDER-

                  COMPLIANCE  position, the  number  of  allowances  to  be

                  transferred from  the RECEIVING  MEMBER is  calculated by

                  multiplying  the  DELIVERING MEMBER'S  incremental UNDER-

                  COMPLIANCE by the  respective PRIMARY AND ECONOMY  ENERGY

                  RECEIPT  FACTOR.  If the DELIVERING MEMBER is in an OVER-

                  COMPLIANCE  position,  the  number  of  allowances  to be

                  transferred to  the RECEIVING  MEMBERS  is calculated  by

                  multiplying  the  incremental   OVER-COMPLIANCE  of   the

                  DELIVERING MEMBER  by the respective PRIMARY  AND ECONOMY

                  ENERGY RECEIPT FACTORS.

                         4.24      The net allowances transferred  from the

                  supplying  Member during  the  year are  priced at  their

                  individual  weighted average  inventory cost  computed at







                  the end  of December.  The net  allowances transferred to

                  the  receiving Members  shall  be based  on the  weighted

                  average   inventory  cost   of   all  Members   supplying

                  allowances.   The average  inventory cost of  a supplying

                  Member is  computed  by taking  the  total book  cost  of

                  allowances available for  transfer divided by  the number

                  of allowances availablefor transfer atthe end ofDecember.

                  4.3    ALLOWANCES CONSUMED  FOR  POWER SALES  TO  FOREIGN

          COMPANIES -  Monthly, each  Member shall  be responsible  for its

          MEMBER LOAD RATIO share of the allowances consumed in  generating the  energy for POWER SALES  TO FOREIGN COMPANIES  and unless the

          supplying  company  is  otherwise  compensated  by  the   foreign

          company,  shall be required to pay the supplying company for each

          such allowance at the SYSTEM COST OF COMPLIANCE.   The method for

          determining the allowances consumed  in generating the energy for

          POWER SALES  TO FOREIGN COMPANIES is  set forth in Appendix  E to this Agreement.

                  4.4    TRANSFERS   OF   ALLOWANCES  FOR   CURRENT  PERIOD

          COMPLIANCE  - In December of  each calendar year,  a Member whose annual  SO2 EMISSIONS  exceed its available  allowance inventory,

          after intercompany settlements described  in Section 4.1, 4.2 and

          4.3 of this  Agreement, will purchase allowances to eliminate its shortfall in that  calendar year and to provide  for its share of the  CONTINGENCY BANK.  These purchases will be made from Members having SURPLUS ALLOWANCES and  will be priced at the  SYSTEM COST

          OF COMPLIANCE.  If  more than one Member has  SURPLUS ALLOWANCES,







          the buying Member  will purchase a  proportionate share from  the surplus Members.

                  4.5    TRANSFERS   OF   ALLOWANCES   FOR  FUTURE   PERIOD

          COMPLIANCE  - In December of each calendar year, an estimate will be made of each Member's allowance requirements for the following

          twenty (20) years.   Each Member with an estimated  shortage will

          purchase allowances to the full extent of its estimated shortage,

          proportionately  from the Member's estimated to have a surplus to the  extent that  sufficient  SURPLUS  ALLOWANCES are  available.

          Such purchases shall be made at the SYSTEM COST OF COMPLIANCE.



                                      ARTICLE 5

                                BILLINGS AND PAYMENTS

                  5.1    All bills for amounts owing hereunder shall be due

          and  payable on the fifteenth day of the month next following the month to  which a settlement has  been rendered, or on  the tenth day following the receipt  of the bill, whichever date  is later.

          Interest  on  unpaid amounts  shall  accrue  daily at  the  prime interest rate  per annum in effect  on the due date  at Citibank,

          plus 2%  per annum, from the  due date until the  date upon which

          payment  is made.    Unless otherwise  agreed upon,  the calendar

          month shall be the standard period for the purpose of settlements under this Agreement.  If  bills cannot be accurately  determined at any time,  they shall  be rendered on  an estimated basis  and subsequently adjusted to conform to the terms of this Agreement.









                                      ARTICLE 6

                                        TAXES

                  6.1    If  at  any  time  during  the  duration  of  this

          Agreement  there   should  be  levied  and/or   assessed  by  any

          governmental authority against any Member any tax  related to the receipt of settlements calculated  pursuant to Article 5 of  this

          Agreement (including,  but not  limited to sales,  excise, etc.),

          the tax expense incurred by such  Member that would not have been incurred were the allowance settlements hereunder not being made,

          such Member shall be entitled to reimbursement of the tax expense from the Member generating the tax expense.



                                      ARTICLE 7

                                    MODIFICATIONS

                  7.1    Any Member,  by written notice given  to the other

          Members  and Agent, may call  for a reconsideration  of the terms

          and  conditions  herein provided.    If  such reconsideration  is

          called  for, the  Members  shall take  into  account any  changed conditions, any results  from the application  of said terms  and conditions, and any other  facts that might cause said  terms and conditions  to result  in  an inequitable  sharing  of costs  and

          benefits under  this Agreement.   Any  modification in terms  and

          conditions  agreed  to  by  the  Members  shall   be  subject  to

          appropriate regulatory approval  and become  effective the  first day of the month following regulatory authorization.









                                      ARTICLE 8

                      EFFECTIVE DATE AND TERMS OF THIS AGREEMENT

                  8.1    This  Agreement shall  become effective  and shall

          become a binding obligation of the Parties on January 1, 1995, or such other effective date determined by FERC.

                  8.2    This Agreement shall  continue in effect  from the

          effective  date  until  the  effective  date  of  any  subsequent agreement.



                                      ARTICLE 9

                                REGULATORY AUTHORITIES

                  9.1    The Members recognize that this Agreement, and any

          tariff  or rate  schedule which  shall embody  or  supersede this

          Agreement or any part thereof, are in certain respects subject to the jurisdiction of the FERC under the Federal Power Act, and are also subject to  such lawful action  as any regulatory  authority having jurisdiction shall hereinafter take  with respect thereto.

          The performance of any obligation of the Members shall be subject to the receipt  of such authorizations,  approvals or actions  of regulatory authorities having  jurisdiction as shall  be required by law.

                  9.2    It is expressly understood  that the Members shall

          be entitled, at any time unilaterally, to make application to the

          FERC  for  a  change in  the  rates,  charges,  classification of service, or any rule, regulation or contract relating thereto, or to  make  any change  in or  supersede in  whole  or in  part any







          provision of the this Agreement, under Section 205 of the Federal

          Power  Act  and pursuant  to  the  FERC's Rules  and  Regulations promulgated thereunder.



                                      ARTICLE 10

                                      ASSIGNMENT

                  10.1   This Agreement shall accrue  to the benefit of and

          be  binding upon  the successors  and  assigns of  the respective parties.





                  IN WITNESS  WHEREOF, the  parties hereto have  caused the

          Agreement to be  executed in their respective corporate names and

          on  their   behalf  by  their  proper   officers  thereunto  duly

          authorized as of the day and year first above written.




                                        APPALACHIAN POWER COMPANY

                                        By__/s/ J. W. Vipperman__



                                        COLUMBUS SOUTHERN POWER COMPANY
                                        OHIO POWER COMPANY

                                        By__/s/ Carl A. Erikson___



                                        INDIANA MICHIGAN POWER COMPANY

                                        By__/s/ R. C. Menge_______



                                        KENTUCKY POWER COMPANY

                                        By__/s/ C. R. Boyle, III__



                                        AMERICAN ELECTRIC POWER
                                             SERVICE CORPORATION

                                        By__/s/ E. L. Draper, Jr._
